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                                                                    EXHIBIT 8.3

                                                                 30 March, 1998

ACE Limited
The ACE Building
30 Woodbourne Street
Hamilton HM 08 Bermuda

  Re: ACE Limited
    Registration Statement on Form S-3

Dear Sirs:

  We have acted as special legal counsel in Bermuda to the Company on advising only on a certain statement of Bermuda law (as described below), with respect to the Company's Registration Statement on Form S-3 filed with the United States Securities and Exchange Commission on 30 March, 1998 (the "Registration Statement") being in connection with the registration of Ordinary Shares, par value US$0.041666667 per share, of the Company (the "Ordinary Shares") under the United States Securities Act of 1933, as amended. This opinion is to be an exhibit to the Registration Statement.

  For purposes of giving this opinion, we have examined the Registration Statement and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

  We have assumed (a) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us and (b) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

  We have made no investigation of and express no opinion in relation to (i) the incorporation and organization of, and the compliance with Bermuda law by, the Company or any of its subsidiaries and affiliates, (ii) any actual and proposed transactions described in the Registration Statement and (iii) the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

  On the basis of, and subject to, the foregoing, we are of the opinion that the statement on Bermuda law set forth in the Registration Statement under the heading "Taxation of Shareholders of the Company--Bermuda Taxation" is accurate in all material respects.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm passing upon the said Bermuda law matters in the said section of the Registration Statement.

                                          Yours faithfully,

                                          Conyers, Dill & Pearman